     Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Gerald Lau, President and Chief Executive Officer, and Sean Webster, Chief Financial Officer, Secretary and Treasurer of Biopack Environmental Solutions Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-K of Biopack Environmental Solutions Inc. for the period ended December 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Biopack Environmental Solutions Inc.

Dated: March 31, 2009

/s/ Gerald Lau
Gerald Lau, President and Chief Executive Officer
(Principal Executive Officer)

/s/ Sean Webster
Sean Webster
Chief Financial Officer, Secretary and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Biopack Environmental Solutions Inc. and will be retained by Biopack Environmental Solutions Inc. and furnished to the Securities and Exchange Commission or its staff upon request.